UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2008

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2008, Progenics Pharmaceuticals, Inc. and Ono Pharmaceutical Co., Ltd., Osaka, Japan entered an exclusive license agreement under which Ono acquired the rights to RELISTOR® (methylnaltrexone bromide) in Japan, where it plans to develop and commercialize the drug for the treatment of opioid-induced constipation.

Under the agreement, Ono is responsible for developing and commercializing subcutaneous RELISTOR in Japan, including conducting the clinical development necessary to support regulatory marketing approval.  Progenics will receive a $15 million upfront payment from Ono, with up to an additional $20 million payable upon achievement of development milestones.  Further, Ono will pay to Progenics royalties and commercialization milestones on sales by Ono of subcutaneous RELISTOR in Japan.  Ono also has the option to acquire from Progenics the rights to develop and commercialize in Japan other formulations of RELISTOR, including intravenous and oral forms, on terms to be negotiated separately.  Supervision of and consultation with respect to Ono’s development and commercialization responsibilities will be carried out by joint committees consisting of members from both Ono and Progenics.

RELISTOR is being developed and commercialized in the rest of the world by Progenics and Wyeth Pharmaceuticals, a division of Wyeth (NYSE:WYE). Progenics originally licensed to Wyeth worldwide rights to RELISTOR under their 2005 Collaboration Agreement. Wyeth elected, as it was entitled to do under that agreement, not to develop RELISTOR in Japan.  As a result, Japanese rights to all formulations of RELISTOR previously granted to Wyeth were returned to Progenics by Wyeth, and Progenics licensed those rights, as they relate to the subcutaneous form of RELISTOR, to Ono. Wyeth retains its licensed rights for RELISTOR elsewhere in the world. As a result of the return of the Japanese rights, Progenics will not receive from Wyeth milestone payments that were to be triggered by the development of RELISTOR formulations in Japan.  These potential milestones would have totaled $22.5 million (of which $7.5 million related to the subcutaneous formulation of RELISTOR and the remainder to the intravenous and oral formulations).  Progenics now has the potential to receive a total of $334 million in development and commercialization milestone payments from Wyeth under the Collaboration Agreement, of which $39 million have been paid to date.

The license agreement between Progenics and Ono contains, among other terms, provisions which allow termination by either party upon the occurrence of certain events.

A copy of Progenics’ press release relating to the transaction is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Press Release dated October 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PROGENICS PHARMACEUTICALS, INC.
                        By:  /s/ ROBERT A. MCKINNEY
                                   Robert A. McKinney
                                                                   Chief Financial Officer, Senior Vice President,
                                                                   Finance & Operations and Treasurer

Date:  October 16, 2008